                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                RADIOLOGIX, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                          [RADIOLOGIX, INC. LETTERHEAD]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2000

To the Stockholders of Radiologix, Inc.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Radiologix, Inc., a Delaware corporation (the "Company"), will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, on Wednesday, June 7, 2000, at 10:00 a.m., Dallas, Texas time, for the following purposes:

(1) To elect six (6) persons to serve as directors until the 2001 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

(2) To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for fiscal year 2000.

(3) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on April 20, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. Only stockholders of record at the close of business on April 20, 2000 are entitled to notice of, and to vote at, such meeting or any adjournment(s) thereof. A complete list of stockholders entitled to vote at the meeting will be available for examination at the corporate office of the Company located at 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, for ten days prior to and during the meeting.

         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE ENCOURAGED TO FILL OUT, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.


                                      BY ORDER OF THE BOARD OF DIRECTORS,




                                      Paul M. Jolas
                                      General Counsel, Senior Vice President and
                                      Secretary



Dallas, Texas
April 28, 2000

                                RADIOLOGIX, INC.


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 7, 2000

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Radiologix, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 7, 2000, at 10:00 a.m. (the "Annual Meeting") and at any and all adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201. The Company's phone number is
(214) 303-2776. The approximate date on which this Proxy Statement, the accompanying proxy card and a copy of the Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, are first being sent or given to stockholders is May 3, 2000.

RECORD DATE; OUTSTANDING SHARES

         Stockholders of record at the close of business on April 20, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) thereof. At the Record Date, 19,430,978 shares of the Company's Common Stock, par value $.0001 per share ("Common Stock") were issued and outstanding.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (Paul M. Jolas) at or before the taking of the vote at the Annual Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Secretary of the Company, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

         Each share of Common Stock is entitled to one vote for each director to be elected and upon all other matters to be brought to a vote by the stockholders at the Annual Meeting. Cumulative voting for the election of directors is not permitted.

         The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegraph or letter.

QUORUM; ABSTENTIONS, BROKER NON-VOTES

         The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matters.

         While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

         Brokers who hold shares in street name for customers generally may not vote on certain matters unless they have received instructions from beneficial owners. Brokers who do not receive instructions, however, may vote on the election of directors and the proposal to ratify the appointment of the independent public accountants. As used herein, "broker non-votes" means the votes that could have been cast on other matters by brokers with respect to uninstructed shares if the brokers had received their customers' instructions. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. The Company intends to treat broker non-votes in this manner. Accordingly, a broker non-vote will not have any effect on the outcome of the voting on proposals other than the proposal to ratify the appointment of the independent public accountants.

         The affirmative vote of (i) a plurality of the shares of Common Stock present or represented at the Annual Meeting is required to elect the directors, and (ii) the affirmative vote of a majority of the shares of Common Stock present or represented at the Annual Meeting is required to ratify the appointment of Arthur Andersen LLP. Uninstructed shares held by brokers are entitled to vote on the appointment of Arthur Andersen LLP. Therefore, broker non-votes will have the effect of negative votes on this matter.

         With regard to the election of directors, votes may be cast in favor or withheld; abstentions and broker non-votes will be excluded entirely from the vote and will have no effect.


                        PROPOSAL I: ELECTION OF DIRECTORS

NOMINEES

         The Company's Board of Directors (the "Board") currently consists of six persons. All six positions on the Board are to be elected at this meeting. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the Company's nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. In the event additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in favor of the nominees set forth below. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of stockholders or until his successor has been elected and qualified.

         The names of the nominees and certain information about them, are set forth below.

                                                                                             DIRECTOR
NAME                                                 AGE   CURRENT POSITION                   SINCE
----                                                 ---   ----------------                  --------
Less T. Chafen, M.D. (2) .........................    58   Director                            1997

John W. Colloton (1)(2) ..........................    69   Director                            1997

Paul D. Farrell ..................................    36   Nominee                             Nominee

Derace L. Schaffer, M.D. (1) .....................    52   Director                            1996

Michael L. Sherman, M.D. (1) .....................    57   Director                            1997

Mark L. Wagar ....................................    48   Chairman of the Board, Chief        1998
                                                           Executive Officer and Director


(1) Member of the Compensation and Stock Plan Administration Committee of the Board

(2)  Member of the Audit Committee of the Board



         Less T. Chafen, M.D. has been a director of the Company since the consummation of the Company's initial public offering in November 1997 (the "IPO"). Since 1978, Dr. Chafen has served as the Chairman of the Board and currently serves as President of PIC Medical Group, Inc., one of the radiology practices with which the Company has an affiliation. Dr. Chafen is a board certified radiologist and nuclear medicine physician. Dr. Chafen received his M.D. from Loma Linda University and his B.A. in zoology and chemistry from Columbia Union College.

         John W. Colloton has been a director of the Company since June 1997. Mr. Colloton served as the chief executive officer of the University of Iowa Hospitals and Clinics from 1971 to 1993, and since 1993, has been Vice President for Statewide Health Services at the University of Iowa. He also serves as a director of the following companies: Baxter International, Inc.; Wellmark, Inc. (Blue Cross and Blue Shield of Iowa and South Dakota); and Iowa State Bank and Trust Company. Mr. Colloton is also a trustee of the University of Pennsylvania Medical Center. Mr. Colloton, who earned his M.A. in Hospital and Health Administration from the University of Iowa, has been elected to the Institute of Medicine of the National Academy of Sciences and has received Distinguished Service Awards from both the American Hospital Association and the Association of American Medical Colleges.

         Paul D. Farrell (CFA) is a partner with WR Capital Partners, an investment partnership focused on leveraged investments in private and public small capitalization companies. Mr. Farrell joined WR Capital Partners in February 2000. Prior to joining WR Capital Partners, Mr. Farrell was employed at Goldman Sachs & Co. from August 1991 through February 2000, where he was a Managing Director, global research coordinator and a senior portfolio manager on the U.S. equity investment team. During this period at Goldman Sachs & Co., Mr. Farrell also was Chief Investment Officer of the U.S. value investment team where he guided portfolio construction and investment research for Goldman Sachs Asset Management's institutional and mutual fund accounts. Prior to joining Goldman Sachs & Co. in 1991, Mr. Farrell served as a Managing Director at Plaza Investments, the investment subsidiary of GEICO Corp., a major insurance company. From June 1986 through January 1991, Mr. Farrell was employed by Goldman Sachs & Co. as a Vice President in the investment research department and was responsible for the formation of the firm's Emerging Growth Research Group. Mr. Farrell received his B.A. and M.A. in Economics from Yale University in 1985.

         Derace L. Schaffer, M.D. has been a director of the Company since its inception. Dr. Schaffer is President of Ide Imaging Group, P.C., one of the radiology practices with which the Company has an affiliation, as well as the Lan Group, a venture capital firm. He also serves as a director of the following public companies: MOMSPharmacy.com; and Patient InfoSystems, Inc. He is also a director of several private companies, including

Logisticare, Inc.; Analytika, Inc.; Card Systems, Inc.; and MedEView, Inc. Dr. Schaffer is a board certified radiologist. He received his postgraduate radiology training at the Harvard Medical School and Massachusetts General Hospital, where he served as Chief Resident. Dr. Schaffer is a member of Alpha Omega Alpha, the national medical honor society, and is Clinical Professor of Radiology at the University of Rochester School of Medicine.

         Michael L. Sherman, M.D. has been a director of the Company since the consummation of the IPO. Since 1995, Dr. Sherman has served as the President of Advanced Radiology, P.A., one of the radiology practices with which the Company has an affiliation. From 1986 to 1995, Dr. Sherman served as the Managing Partner of Drs. Copeland, Hyman & Shackman. Dr. Sherman is a board certified radiologist. Dr. Sherman received his M.D. from the University of Maryland Medical School and his A.B. in history and pre-medicine from Duke University.

         Mark L. Wagar is Chairman and Chief Executive Officer of the Company. Mr. Wagar was appointed President and Chief Executive Officer of the Company in May 1998 and served as President until February 2000 when Mr. Martin was appointed President. He was appointed a director and Chairman of the Company in June 1998. Previously, he served as President and Chief Operating Officer of MedPartners, Inc., (now known as Caremark, Inc.), a publicly-traded health care services company providing pharmacy, disease management services and practice management services. Mr. Wagar joined MedPartners through its acquisition of Mullikin Medical Enterprises in 1995 where he was Chief Operating Officer. Prior to Mullikin, he was President of CIGNA HealthCare of California. With over 25 years of healthcare executive experience, Mr. Wagar has served in a variety of public and private for-profit companies as well as in several not-for-profit hospitals. He received his B.A. from The Ohio State University in 1973 and a Masters of Science in healthcare administration in 1976 from The Ohio State University.

         There is no family relationship among any of the nominees or between any director or executive officer of the Company.

         Since July 1998, the Board has consisted of six directors. Although the Company has not identified any candidate to serve as a director (other than those nominated herein) and although the Company does not have any current intention of expanding the Board, the Company may increase the size of the Board from time to time. These actions likely would be accomplished through Board action rather than through a special meeting of stockholders.

         The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for director named above.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.


                      MEETINGS OF DIRECTORS AND COMMITTEES

         The business of the Company is managed under the direction of the Board. The Board meets to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board met five times during fiscal year 1999. During fiscal year 1999, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period, except John Colloton.

         The Board has established Audit and Compensation and Stock Plan Administration Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during fiscal year 1999 are described below. The Board does not have a standing nominating committee.

         Audit Committee. The Board has a standing Audit Committee which provides the opportunity for direct communications between the independent public accountants and the Board. The Audit Committee meets with the certified public accountants periodically to review their effectiveness during the annual audit program and to discuss the Company's internal control policies and procedures. The members of the Audit Committee are Messrs. Colloton and Pappajohn and Dr. Chafen. The Audit Committee met four times during fiscal year 1999.

         Compensation and Stock Plan Administration Committee. The Board also has a standing Compensation and Stock Plan Administration Committee (the "Compensation Committee") that provides recommendations to the Board regarding salaries and other compensation of executive officers of the Company. The members of the Compensation Committee are Mr. Colloton and Drs. Schaffer and Sherman. The Compensation Committee met two times during fiscal year 1999.


   PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board, upon the recommendation of the Audit Committee, has appointed Arthur Andersen LLP as the independent public accountants of the Company for fiscal year 2000, subject to stockholder ratification. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

         The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Arthur Andersen LLP.

         THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 20, 2000, certain information with regard to the beneficial ownership of the Common Stock by (i) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares shown in the table below are held with sole voting and investment power by the person or entity indicated. See "Executive Compensation - Stock Option Grants and Exercises" for disclosures regarding options that are not currently exercisable.

                                                                                         PERCENTAGE OF
                                                                           SHARES OF      OUTSTANDING
                                                                          COMMON STOCK   COMMON STOCK
                                                                          BENEFICIALLY   BENEFICIALLY
NAME                                                                        OWNED (1)        OWNED
----                                                                     -------------   -------------
Mark L. Wagar (2) (3) ................................................         239,999             1.2
Mark S. Martin (2) (4) ...............................................         230,207             1.2
Paul M. Jolas (2) (5) ................................................         170,978              *
David W. Young (2) (6) ...............................................          36,666              *
Derace L. Schaffer, M.D. (2) (7) .....................................         667,308             3.4
John Pappajohn (2) (8) ...............................................         578,124             3.0
Paul D. Farrell (2) (9) ..............................................          58,000              *
Less T. Chafen, M.D. (2) (10) ........................................          63,992              *
John W. Colloton (2) (11) ............................................          31,666              *
Michael L. Sherman, M.D. (2) (12) ....................................         123,733              *
All directors and executive officers as a group (ten persons) (13) ...       2,200,673            10.9%

----------
*    Less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise or conversion of stock options or other securities currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding and to be beneficially owned by the person holding such option or security for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except for shares held jointly with a person's spouse or subject to applicable community property laws, or as indicated in the footnotes to this table, each stockholder identified in the table posses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2) The address of Messrs. Wagar, Martin, Jolas, Young, Pappajohn, Colloton and Farrell and Drs. Schaffer, Chafen and Sherman is c/o Radiologix, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201.

(3) Includes 234,999 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(4) Includes 220,207 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(5) Includes 164,978 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(6) Includes 36,666 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

(7) Includes exercisable options to purchase 11,666 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days.

(8) Includes exercisable options to purchase 11,666 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days. Also includes 100,000 shares held by Halkis Ltd., a sole proprietorship owned by Mr. Pappajohn, 75,000 owned by Thebes Ltd., a sole proprietorship owned by Mr. Pappajohn's spouse, Mary Pappajohn, and 75,000 shares owned directly by Mary Pappajohn. Mr. Pappajohn disclaims beneficial ownership of the shares owned by Thebes Ltd. and by Mary Pappajohn.

(9) Includes 2,000 shares owned directly by Mr. Farrell's parents, Richard P. and Helen L. Farrell with which Mr. Farrell has shared investment control. Mr. Farrell disclaims beneficial ownership of the shares owned by Richard
     P. and Helen L. Farrell.

(10) Includes exercisable options to purchase 26,666 share of Common Stock in connection with service as a director of the Company exercisable within 60 days.

(11) Includes exercisable options to purchase 31,666 shares of Common Stock in connection with service as a director of the Company exercisable within 60 days.

(12) Includes exercisable options to purchase 36,665 shares of Common Stock in connection with service as a consultant to and a director of the Company.

(13) Includes 775,179 shares of Common Stock issuable upon exercise of options exercisable within 60 days.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely upon its review of the copies of such forms received by it, the Company believes that all such reports were submitted on a timely basis during fiscal year 1999.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Set forth below is information with respect to each executive officer of the Company including their respective ages as of April 20, 2000 and the positions held with the Company.

         NAME                      AGE                 POSITION
-----------------------------      ---    -----------------------------------------
Mark L. Wagar................       48     Chairman of the Board, Chief Executive
                                           Officer and Director

Mark S. Martin...............       40     President and Chief Operating Officer

Paul M. Jolas................       36     Senior Vice President, General Counsel
                                           and Secretary

David W. Young...............       35     Vice President - Finance, Controller and
                                           Treasurer



         Messrs. Wagar, Martin and Jolas serve pursuant to employment agreements. Set forth below is biographical information regarding each executive officer who is not a nominee for election as a director.

         Mark S. Martin was promoted to President from Senior Vice President in February 2000 and has served as Chief Operating Officer of the Company since June 1996. From January 1993 through June 1996, Mr. Martin served as Executive Vice President of Practice Management Development and Support for Medaphis Physician Services Corporation, a subsidiary of Medaphis Corporation, a publicly-traded company which provides business and information services to physicians, physician group practices and hospitals. From October 1987 through December 1992, he served as Vice President of Financial Services for CompMed, Inc., a company which provided comprehensive management and administrative services to hospital-based physicians and physician groups, with a primary emphasis on radiology. From 1982 through 1987, Mr. Martin was employed by KPMG Peat Marwick as a tax manager. Mr. Martin was licensed as a Certified Public Accountant in 1982. He received his B.A. in accounting from Capital University.

         Paul M. Jolas has served as General Counsel and Senior Vice President of the Company since August 1996 and as Secretary of the Company since October 1996. From September 1989 through July 1996, Mr. Jolas was an attorney with the law firm of Haynes and Boone, LLP in Dallas, Texas, where he practiced in the corporate finance section and was responsible for a broad range of corporate and securities transactions, including numerous initial and secondary public offerings of equity and debt securities, mergers and acquisitions and public company reporting requirements. Mr. Jolas received his J.D. from Duke University School of Law and his B.A. in economics from Northwestern University.

         David W. Young has served as Vice President of Finance since December 8, 1999. He has served as Corporate Controller and Treasurer since March 1998. Mr. Young served as Director of Mergers and Acquisitions of the Company from April 1997 through February 1998. From May 1994 through March 1997, Mr. Young served as Corporate Controller of OccuSystems, Inc., a physician practice manage company focused on occupational medicine. His responsibilities included integration of acquisition targets, financial reporting and investor relations. Mr. Young was licensed as a Certified Public Accountant in 1990. He received B.A. degrees in both accounting and finance from Texas A & M University.

                             EXECUTIVE COMPENSATION

The following table shows information concerning the annual and long-term compensation for services in all capacities to the Company for fiscal years 1999, 1998 and 1997 with respect to those persons who were, during fiscal year 1999, (i) the Chief Executive Officer and (ii) the other four executive officers of the Company (collectively, with the Chief Executive Officer, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                         ANNUAL COMPENSATION (1)                AWARDS
                                                      -------------------------                SECURITIES
NAME AND                                                                                       UNDERLYING        ALL OTHER
PRINCIPAL POSITION                                    YEAR       SALARY          BONUS           OPTIONS       COMPENSATION
--------------------------------------------------    -----   -------------   -------------   -------------   -------------
Mark L. Wagar ....................................     1999   $     398,269   $          --         100,000   $          --
   Chairman of the Board and .....................     1998         212,131         106,800         500,000              --
   Chief Executive Officer

Mark S. Martin ...................................     1999         233,442              --          30,000              --
   President and .................................     1998         188,782         145,000          50,000              --
   Chief Operating Officer .......................     1997         162,500         111,250          90,000           1,404

Paul M. Jolas ....................................     1999         179,018              --          20,000              --
   Senior Vice President, ........................     1998         149,038         110,000          35,000              --
   General Counsel and Secretary .................     1997         140,833          80,500          70,000           1,806

Sami S. Abbasi (3) ...............................     1999         233,442              --          30,000              --
   Senior Vice President and .....................     1998         185,128         130,000          50,000              --
   Chief Financial Officer .......................     1997         162,500         111,250          90,000           4,244

David W. Young (4) ...............................     1999         135,538              --          15,000              --
   Vice President - Finance, Controller and ......     1998         110,096          40,000          30,000              --
   Treasurer .....................................     1997          61,875          12,500          30,000              --


----------

(1) Perquisites are not included since the aggregate amount is less than the lesser of $50,000 or 10% of salary and bonus, in accordance with regulations promulgated by the Commission; therefore, the Other Annual Compensation Column has not been included in this table.

(2)  Represents amount of health insurance premiums reimbursed by the Company.

(3)  Mr. Abbasi resigned effective December 31, 1999.

(4)  Mr. Young was appointed Vice President - Finance on December 8, 1999.

Stock Option Grants and Exercises

         The following table sets forth certain information concerning options granted in fiscal year 1999 to the Company's Named Executive Officers. The Company had outstanding 2,204,525 options for the purchase of Common Stock as of December 31, 1999. The Company has no outstanding stock appreciation rights and granted no stock appreciation rights during fiscal year 1999.

                        OPTION GRANTS IN FISCAL YEAR 1999

                                                  INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE
                                NUMBER OF                                                               VALUE AT ASSUMED
                               SECURITIES    PERCENT OF TOTAL                                         ANNUAL RATES OF STOCK
                               UNDERLYING    OPTIONS GRANTED    EXERCISE OR                           PRICE APPRECIATION FOR
                                OPTIONS       TO EMPLOYEES      BASE PRICE                                OPTION TERM (2)
         NAME                 GRANTED (1)    IN FISCAL YEAR     ($/SH)(1)     EXPIRATION DATE           5% ($)        10% ($)
-------------------------     -----------    --------------   -------------   ---------------      ----------      ----------
Mark L. Wagar ...........       100,000          25.6%         $ 6.00             03/19/09         $ 377,337       $ 956,245

Mark S. Martin ..........        30,000           7.7            6.00             03/19/09           113,201         286,874

Paul M. Jolas ...........        20,000           5.1            6.00             03/19/09           75,467          191,249

Sami S. Abbasi ..........        30,000           7.7            6.00             03/19/09           113,201         286,874

David W. Young ..........        15,000           3.8            7.00             08/06/09           66,034          167,343



(1) The option exercise price may be paid in shares of Common Stock owned by the Named Executive Officer, in cash, or in any other form of valid consideration as determined by the Compensation Committee in its discretion.

(2) The dollar amounts in these columns represent the potential realizable value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming that the market price of Common Stock appreciates in value from the date of grant at assumed annual rates of 5% and 10% (compounded annually) until the end of the ten (10) year term. These assumed rates of appreciation are prescribed by the rules and regulations of the Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods.

         The following table sets forth certain information concerning options exercised in fiscal year 1999 by the Named Executive Officers.

          AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND YEAR-END VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                SHARES                                  OPTIONS AT                  IN-THE-MONEY OPTIONS AT
                               ACQUIRED                             FISCAL YEAR-END (#)              FISCAL YEAR-END ($) (3)
                                  ON               VALUE        ----------------------------    ---------------------------------
NAME                        EXERCISE (#)(1)   REALIZED ($)(2)   EXERCISABLE    UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
-------------------------   ---------------   ---------------   -----------   ---------------   ---------------   ---------------
Mark L. Wagar ...........          --                --           173,333         426,667       $      --           $    --
Mark S. Martin ..........        8,000             29,000         188,862         106,138           411,162           120,088
Paul M. Jolas ...........        5,000             18,125         143,298          78,702           315,898            96,352
Sami S. Abbasi ..........       98,840            358,295          94,061            --              13,430              --
David W. Young ..........          --                --            25,750          49,250              --                --

----------

(1)  Includes all exercises during calendar year 1999.

(2) The value realized equals the fair market value of the Common Stock acquired on the date of exercise minus the exercise price.

(3) Based on the closing price of the Common Stock of $4.375 per share, as of December 31, 1999, less the option exercise price. There is no guarantee that if and when these options are exercised they will have this value.


Employment Contracts

         The Company has employment agreements with Messrs. Wagar, Martin and Jolas, each of whom receive annual salaries at the rate of $400,000, $275,000 and $180,000, respectively. Each employment agreement has a term of one year with automatic successive one-year renewal periods. Each employment agreement provides that in the event of a termination of employment by the Company (i) other than for cause, (ii) upon disability or (iii) upon voluntary termination by employee due to an adverse change in duties, such employee shall be entitled to receive from the Company a payment equal to one-half of the amount of such employee's then current annual base salary to be paid in one lump sum (plus up to an additional six months of annual base salary to be paid on a monthly basis under certain circumstances), plus a payment for all accrued but unpaid wages and expense reimbursements. Such employment agreements provide that in the event such employee's employment terminates following a change in control transaction (as defined in such employment agreements) of the Company, the Company shall pay such employee two times such employee's then current annual base salary. Each such employment agreement contains a covenant-not-to-compete with the Company for a period of one year following termination of employment.

Compensation of Directors

         Pursuant to the Company's Amended and Restated Bylaws, the members of the Board may be compensated in a manner and at a rate determined from time to time by the Board. Directors who are employees of the Company do not receive additional compensation for service as a director. Under the Company's 1996 Stock Option Plan, Directors who are not employees of the Company receive options to purchase 10,000 shares of Common Stock per year of service and $1,000 for each Board meeting attended in person and $500 for attendance via telephone. Directors are paid $500 for each committee meeting attended and $250 for attendance via telephone, unless such committee meeting is held on the same day as a Board meeting.

                        REPORT ON EXECUTIVE COMPENSATION

Compensation Philosophy

         The Compensation Committee is composed of independent directors who are not employees of the Company and who qualify as disinterested persons for purposes of Section 16(b) under the Act. The Compensation Committee is responsible for reviewing all aspects of the Company's executive compensation programs and administering the Company's 1996 Stock Option Plan. In addition, the Compensation Committee is responsible for reviewing and recommending to the Board policies and programs for the development of management personnel and management structure and organization. In fiscal year 1999, the members of the Compensation Committee were Mr. Colloton and Drs. Schaffer and Sherman. The Compensation Committee meets during the first quarter of the fiscal year to establish target base compensation levels for the Company's executive officers for that year and to finalize bonuses for the previous fiscal year or make a recommendation on such compensation issues to the Board.

         The Compensation Committee believes that compensation for the Company's employees, including the Named Executive Officers, must be in amounts sufficient to attract, retain and motivate employees, while at the same time maintaining a reasonable relationship to the Company's financial performance. Moreover, the Compensation Committee believes that compensation decisions should foster career opportunities for, and aid the development of, employees and encourage and reward employees who put the Company's interests ahead of their own.

         The Company's compensation philosophy is based on the following general principles:

         o Achieve compensation levels for employees through base salaries and bonuses (based on Company and individual performance) to be able to attract and retain the most qualified executives.

         o Align employees' and stockholders' interests in maximizing stockholder value through the granting of options to purchase Common Stock of the Company.

         Compensation of the Chairman of the Board and Chief Executive Officer and the Other Executive Officers

         The Company's employment agreements with Messrs. Martin and Jolas were entered into in 1996 and were amended in 1999. These agreements establish the base salaries and provide for bonuses determined by the Compensation Committee. The Company entered into an employment agreement with Mr. Wagar in May 1998, upon his appointment as President and Chief Executive Officer of the Company. Mr. Wagar's employment agreement was amended in 1999 and establishes a base salary and provides for bonuses determined by the Compensation Committee.

         The Company has in place a bonus plan pursuant to which the executive officers of the Company and certain key employees whose responsibilities and activities are closely connected to the Company's overall performance will be entitled to receive cash bonuses based on the overall performance of the Company as well as the employee's individual responsibilities, performance and contribution to the Company's overall performance. To date, cash bonuses are calculated as a percentage of each eligible employee's base salary and are at the discretion of the Compensation Committee or the Board.

         In fiscal year 1999, the Board approved grants of stock options to Messrs. Wagar, Martin, Abbasi, Jolas and Young. In determining the number of shares to grant under these stock options, the Compensation Committee took into account the Company's performance, individual job performance, employee morale, physician satisfaction and the Company's desire to retain Messrs. Wagar, Martin, Abbasi, Jolas and Young. No specific weights were assigned to any of these factors. For fiscal year 1999, no cash bonuses were paid to Messrs. Wagar, Martin, Abbasi, Jolas and Young. In arriving at this conclusion, the Board gave significant weight to the CEO's recommendation that bonus consideration be deferred until the Company achieves various internal goals established by the CEO.

MEMBERS OF THE COMPENSATION COMMITTEE

John W. Colloton
Derace L. Schaffer, M.D.
Michael L. Sherman, M.D.

Deductibility of Compensation

         Section 162(m) of the Internal Revenue Code limits the tax deduction of a public company to $1,000,000 for compensation paid to its chief executive officer or any of its four other highest paid officers. The Company has not adopted a policy with respect to executive compensation in excess of $1,000,000 a year.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
                            IN COMPENSATION DECISIONS

         Mr. Colloton and Drs. Schaffer and Sherman comprise the Compensation Committee. None of the foregoing individuals serving on the Compensation Committee are or have been officers or employees of any entity on which any executive officer of the Company or its subsidiaries serves as a director or a member of the compensation committee.

                              CERTAIN TRANSACTIONS

         The Company and Michael L. Sherman, M.D., a director and a director nominee of the Company, entered into a consulting agreement in August 1996. On January 26, 1998, the Company granted Dr. Sherman 5,000 options with an exercise price of $12.00 per share. Dr. Sherman receives annual compensation of $100,000 pursuant to the consulting agreement. The Company also agreed to nominate Dr. Sherman for election to the Board at the 1998 and 1999 annual meetings of stockholders.

         During fiscal year 1999, Advanced Radiology, P.A. (the radiology group for which Dr. Sherman serves as President), Ide Imaging Group, P.C. (the radiology group for which Dr. Schaffer serves as President) and PIC Medical Group, Inc. (the radiology group for which Dr. Chafen serves as President) paid the Company $50,757,626, $25,666,232, and $11,317,925, respectively, in service fees pursuant to the service agreements between the Company and each respective practice.

                              STOCKHOLDER PROPOSALS

         Pursuant to the rules of the Commission, in order for stockholder proposals to receive consideration for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders, such proposals must be received by the Company at its principal executive offices no later than January 4, 2001. Such proposals should be directed to Radiologix, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201, Attention: Chief Executive Officer. We will consider a stockholder proposal submitted outside Rule 14a-8 untimely if we receive the proposal after March 19, 2001.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Common Stock over the period commencing November 21, 1997 (the first day after the effective date of the IPO) and ending December 31, 1999, with PPM Industry Index, Single Specialty PPM Index and the S&P 500. Each index assumes $100 invested at the close of trading on November 21, 1997 and reinvestment of dividends. The Company believes that the information provided has only limited relevance due to the very short period of time during which the Company has been public.

                                  AMERICAN
      MEASUREMENT PERIOD          PHYSICIAN         PPM INDUSTRY     SINGLE SPECIALTY
     (FISCAL YEAR COVERED)      PARTNERS, INC.          INDEX            PPM INDEX         S&P 500
     ---------------------      --------------      ------------     ----------------      -------
           11/21/97                 100.0%             100.0%             100.0%            100.0%
           12/31/97                  95.6               95.5              100.4             106.4
           12/31/98                  59.4               24.6               61.8             128.6
           12/31/99                  39.3                8.9               22.9             163.6



                                                       11/21/97        12/31/97        12/31/98       12/31/99
                                                       --------        --------       ---------       --------
         RDLX...................................       $ 100.00        $  95.55       $   56.74       $ 39.32
         PPM Industry Index.....................         100.00           95.47           23.50          8.87
         Single Specialty PPM Index.............         100.00          100.39           61.99         22.87
         S & P 500..............................         100.00          106.43          136.85        163.57






                                  [LINE GRAPH]

                                     GENERAL

         The 1999 Annual Report to Stockholders, which includes the Company's Report on Form 10-K, has been mailed to the stockholders with this mailing. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to Paul M. Jolas, General Counsel, Senior Vice President and Secretary, Radiologix, Inc., 3600 Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201. The Annual Report does not form any part of the material for the solicitation of proxies.

         The expense of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone or telegram. The Company may request brokers, dealers or other nominees to send proxy materials to and obtain proxies from their principals and the Company may reimburse such persons for their reasonable expenses.

                                 OTHER BUSINESS

         Management knows of no other matter that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company may recommend.


                                         BY ORDER OF THE BOARD OF DIRECTORS,




                                         Paul M. Jolas
                                         General Counsel, Senior Vice President
                                         and Secretary




April 28, 2000

Election of Directors

                                            WITHHOLD         NOMINEES:  Less T. Chafen, M.D.; John W. Colloton; Paul D. Farrell;
               FOR all nominees listed      AUTHORITY                   Derace L. Schaffer, M.D.; Michael L. Sherman, M.D.; and
                to the right (except     to vote for all                Mark L. Wagar
                  as indicated to the     nominees listed
                      contrary)            to the right      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

                                                             ---------------------------------------------------------------------

Ratification of the appointment of Arthur Andersen LLP as independent        In their discretion, such attorneys-in-fact and proxies
auditors of the Company for the fiscal year ending December 31, 2000.        are authorized to vote upon such other business as
                                                                             properly may come before the meeting.
             FOR           AGAINST           ABSTAIN
                                                                             I will   [ ]   will not  [ ]   be attending the meeting
             [ ]             [ ]               [ ]
                                                                                      YOU ARE REQUESTED TO COMPLETE, DATE, SIGN,
                                                                                      AND RETURN THIS PROXY PROMPTLY. ALL JOINT
                                                                                      OWNERS MUST SIGN. PERSONS SIGNING AS
                                                                                      EXECUTORS, ADMINISTRATORS, TRUSTEES,
                                                                                      CORPORATE OFFICERS, OR IN OTHER REPRESENTATIVE
                                                                                      CAPACITIES SHOULD SO INDICATE.

                                                                                      Date:                                     2000
                                                                                           ------------------------------------,

                                                                                      ---------------------------------------------
                                                                                      Signature

                                                                                      ---------------------------------------------
                                                                                      Signature

------------------------------------------------------------------------------------------------------------------------------------
                                                     * FOLD AND DETACH HERE *

                                RADIOLOGIX, INC.
                                3600 CHASE TOWER
                                2200 ROSS AVENUE
                              DALLAS, TEXAS 75201

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 2000

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned stockholder(s) of Radiologix, Inc., a Delaware corporation (the "Company"), hereby appoints Mark L. Wagar and Paul M. Jolas, and each of them, attorneys-in-fact and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2200 Ross Avenue, 39th Floor, Dallas, Texas 75201, at 10:00 A.M., local time, on Wednesday, June 7, 2000, and at any adjournment thereof.

                          (continued on reverse side)


--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *